Exhibit 99.2

For Immediate Release

Contact:                 Mike Dinneen
 SVP, Marketing & Communications
(856) 552-5013
mdinneen@sunnb.com

Sun Bancorp, Inc. Declares Quarterly Cash Dividend of $0.01 Per Share

MOUNT LAUREL, N.J., October 27, 2016 -- Sun Bancorp, Inc. (NASDAQ: SNBC) (the "Company"), parent company of Sun National Bank (the "Bank"), announced that its Board of Directors today declared a quarterly cash dividend of $0.01 per share on its common stock.  The dividend will be payable on December 12, 2016 to shareholders of record as of November 28, 2016.

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.19 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey and the metro New York region.  Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

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